UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Eagle Rock Energy Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

May 25, 2011

Dear Fellow Limited Partner,

By now, you should have received your annual report, proxy statement and voting card for Eagle Rock Energy Partners, L.P.’s 2011 Annual Meeting of Limited Partners, to be held on June 7, 2011.  According to our records, your units have not yet been voted.

Your Board of Directors recommends the following votes for each of the respectively numbered proposals outlined in the proxy statement:

1.              A vote “FOR” the Election of the Class I Elected Director Nominee;

2.              A vote “FOR” the Advisory Vote on Executive Compensation; and

3.              A vote for “1 YEAR” on the Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation.

Please vote today!

Your vote is extremely important to us.  The fastest way to vote is by telephone or internet.  Instructions on how to vote your units are enclosed.

We have recently retained Morrow & Co., LLC* to assist us in soliciting your vote.  If you have any questions or need assistance voting, please contact Morrow & Co., LLC, our proxy solicitor, at 1-800-607-0088.

Thank you for taking the time to vote your common units.  We appreciate your continued investment in Eagle Rock Energy.

Sincerely,

Joseph A. Mills
Chairman and Chief Executive Officer

P. O. Box 2968

Houston, TX 77252-2968

281-408-1200 Office	WWW.EAGLEROCKENERGY.COM

* We have agreed to pay Morrow & Co., LLC approximately $11,500 for this service.